EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. REPORTS FIRST NINE MONTHS OF FISCAL YEAR 2020 OPERATING RESULTS

DURANGO, Colorado (January 13, 2020) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”) today reported its operating results for the three and nine months ended November 30, 2019. The Company franchises and operates gourmet chocolate and confection stores and self-serve frozen yogurt cafés, and manufactures an extensive line of premium chocolates and other confectionery products.

THIRD QUARTER HIGHLIGHTS

●

On December 20, 2019, the Company and Edible Arrangements®, LLC (“EA”) entered into a long-term strategic alliance whereby the Company will become the exclusive provider of certain branded chocolate products to EA, its affiliates and its franchisees. The strategic alliance represents the culmination of the Company’s exploration of its strategic alternatives, as announced in May 2019.

●	Total revenue decreased 11.6 percent to $7.9 million during the three months ended November 30, 2019 compared to $8.9 million during the three months ended November 30, 2018.

●

Same-store pounds of product purchased from the Company’s factory by franchisees and co-branded licensees decreased 3.6 percent during the three months ended November 30, 2019 compared to the three months ended November 30, 2018.

●

A net loss of $(72,000), or $(0.01) per basic and diluted share was realized in the three months ended November 30, 2019 compared to net income of $525,000, or $0.09 per basic share and diluted share realized in the three months ended November 30, 2018.

●	An operating loss of $(98,000) was realized in the three months ended November 30, 2019 compared to operating income of $678,000 during the three months ended November 30, 2018.

●

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) increased 15.0 percent to $1.4 million in the three months ended November 30, 2019 compared to $1.2 million in the three months ended November 30, 2018.

●

Factory sales decreased 15.7 percent during the three months ended November 30, 2019 compared to the three months ended November 30, 2018, primarily due to a 58.0 percent decrease in shipments of product to customers outside the Company’s network of franchise retail locations partially offset by a 3.8 percent increase in purchases by the Company’s network of franchised and licensed stores. The decrease in shipments of product to customers outside the Company’s network of franchise retail stores was primarily the result of product rationalization and a decline in revenue associated with products no longer offered for sale.

●

Royalty and marketing fees increased 2.7 percent in the three months ended November 30, 2019 compared to the three months ended November 30, 2018, primarily due to an increase in royalty revenue associated with the Company’s purchase-based royalty structure.

●

Franchise fees increased 33.4 percent in the three months ended November 30, 2019 compared to the three months ended November 30, 2018, primarily due to an increase in revenue resulting from store closures and the reversal of the remaining contract liabilities and corresponding recognition of revenue.

●	The Company’s licensees opened three co-branded Cold Stone Creamery locations during the three months ended November 30, 2019.

●	On December 6, 2019, the Company paid its 66th consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

●

In June 2019, the Company’s largest customer, FTD Companies, Inc. and its domestic subsidiaries (“FTD”), filed for Chapter 11 bankruptcy proceedings. As a part of such bankruptcy proceedings, divisions of FTD’s business and certain related assets, including the divisions that the Company has historically sold product to, were sold through an auction to multiple buyers. The Company is uncertain if accounts receivable and inventory balances associated with FTD at November 30, 2019 will be realized at their full value, or if any revenue will be received from FTD in the future.

THIRD QUARTER OPERATING RESULTS

Total revenue decreased 11.6 percent to $7.9 million during the three months ended November 30, 2019 compared to $8.9 million during the three months ended November 30, 2018.

Total factory sales decreased 15.7 percent to $5.8 million in the three months ended November 30, 2019 compared to $6.9 million in the three months ended November 30, 2018. This decrease was due primarily to a 58.0 percent decrease in shipments of product to customers outside of the Company’s network of franchise retail locations partially offset by a 3.8 percent increase in purchases by the Company’s network of franchised and licensed stores. The decrease in shipments of product to customers outside of the Company’s network of franchise retail stores was primarily the result of product rationalization and a decline in revenue associated with products no longer offered for sale. Factory gross margins decreased 210 basis points to 18.9 percent of factory sales in the three months ended November 30, 2019 compared to 21.0 percent in the three months ended November 30, 2018 primarily because of charges associated with costs of excess capacity and an estimated loss on inventory associated with the bankruptcy of FTD, the Company’s largest customer.

Retail sales declined 2.4 percent to $704,000 in the three months ended November 30, 2019 compared to $721,000 in the three months ended November 30, 2018. This decrease in retail sales was primarily due to a decrease in same-store sales at Company-owned locations. Same-store sales at all Company-owned stores and cafés decreased 1.6 percent during the three months ended November 30, 2019 compared to the three months ended November 30, 2018.

Royalty and marketing fees increased 2.7 percent to $1.34 million in the three months ended November 30, 2019 compared to $1.30 million in the three months ended November 30, 2018, primarily due to an increase in royalty revenue associated with the Company’s purchase-based royalty structure. The Company’s licensees opened three Cold Stone Creamery co-branded locations during the three months ended November 30, 2019. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees increased 33.4 percent to $82,000 in the three months ended November 30, 2019 compared to $62,000 in the three months ended November 30, 2018, as a result of an increase in revenue resulting from store closures and the reversal of the remaining contract liabilities and corresponding recognition of revenue.

An operating loss of $(98,000) was realized in the three months ended November 30, 2019 compared to operating income of $678,000 during the three months ended November 30, 2018.

The Company’s effective income tax rate in the three months ended November 30, 2019 was 23.7 percent compared with 21.2 percent in the three months ended November 30, 2018. This change was primarily the result of higher deductions realized during the three months ended November 30, 2018, compared to the three months ended November 30, 2019.

A net loss of to $(72,000), or $(0.01) per basic and diluted share was realized, in the three months ended November 30, 2019 compared to net income of $525,000, or $0.09 per basic share and diluted share realized, in the three months ended November 30, 2018.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) increased 15.0 percent for the three months ended November 30, 2019 to $1.4 million compared to $1.2 million for the three months ended November 30, 2018.

NINE-MONTH OPERATING RESULTS

Total revenue decreased 5.5 percent to $23.7 million during the nine months ended November 30, 2019 compared to $25.1 million during the nine months ended November 30, 2018.

Total factory sales decreased 7.7 percent to $15.9 million in the nine months ended November 30, 2019 compared to $17.2 million in the nine months ended November 30, 2018. The decrease was due primarily due to a 34.3 percent decrease in shipments of product to customers outside the Company’s network of franchise retail locations. The decrease in shipments of product to customers outside the Company’s network of franchise retail stores was primarily the result of product rationalization and a decline in revenue associated with products no longer offered for sale. Factory gross margin decreased 130 basis points to 21.6 percent of factory sales in the nine months ended November 30, 2019 compared to 22.9 percent in the nine months ended November 30, 2018, primarily because of charges associated with costs of excess capacity and an estimated loss on inventory associated with the bankruptcy of FTD, the Company’s largest customer.

Retail sales declined 8.8 percent to $2.5 million in the nine months ended November 30, 2019 compared to $2.7 million in the nine months ended November 30, 2018. This decrease in retail sales was primarily due to the closure of certain underperforming Company-owned locations. Same-store sales at all Company-owned stores and cafés decreased 0.3 percent during the nine months ended November 30, 2019 compared to the nine months ended November 30, 2018.

Royalty and marketing fees increased 3.4 percent to $5.1 million in the nine months ended November 30, 2019 compared to $5.0 million in the nine months ended November 30, 2018, primarily due to an increase in royalty revenue associated with the Company’s purchase-based royalty structure, partially offset by a 6.2 percent decrease in domestic franchise units in operation. The Company’s franchisees and licensees opened one Rocky Mountain Chocolate Factory franchised location, ten Cold Stone Creamery co-branded locations and one U-Swirl franchised café during the nine months ended November 30, 2019. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees increased 3.1 percent to $271,000 in the nine months ended November 30, 2019 compared to $262,000 in the nine months ended November 30, 2018, as a result of an increase in revenue resulting from store closures and the reversal of the remaining contract liabilities and corresponding recognition of revenue.

Income from operations decreased 16.3 percent in the nine months ended November 30, 2019 to $2.1 million compared to $2.5 million in the nine months ended November 30, 2018.

The Company’s effective income tax rate in the nine months ended November 30, 2019 was 25.7%, compared to 24.6% for the nine months ended November 30, 2018. This increase is primarily the result of higher deductions realized during the nine months ended November 30, 2018, compared to the nine months ended November 30, 2019.

Net income decreased 15.9 percent to $1.6 million, or $0.26 per basic and $0.25 per diluted share, in the nine months ended November 30, 2019, compared to net income of $1.9 million, or $0.31 per basic and diluted share, in the nine months ended November 30, 2018.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) increased 16.1 percent in the nine months ended November 30, 2019 to $5.1 million compared to $4.4 million for the nine months ended November 30, 2018.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, and costs associated with Company-owned store closures, event specific inventory reserves, the evaluation of strategic alternatives, and a stockholder’s contested solicitation of proxies, to GAAP income (loss) from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. The Company believes that Adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. For example, the Company believes that Adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, the Company uses Adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included below.

Cash Dividends

On December 6, 2019, the Company paid its 66th consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of January 13, 2020, the Company, through its subsidiaries and its franchisees and licensees operated 427 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 37 states, Canada, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “RMCF.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements involve risks and uncertainties. The nature of the Company’s operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: achievement of the anticipated potential benefits of the strategic alliange with EA, the Company’s ability to provide products to EA under the strategic alliance, changes in the confectionery business environment, seasonality, consumer interest in the Company’s products, general economic conditions, the success of the Company’s frozen yogurt business, receptiveness of the Company’s products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees either are or may be subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company’s actual results to differ from the forward-looking statements contained herein, please see the “Risk Factors” contained in Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2019, as amended. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

For Further Information, please contact

Rocky Mountain Chocolate Factory, Inc. (970) 375-5678

(Financial Highlights Follow)

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	November 30, 2019	November 30, 2019
United States
Rocky Mountain Chocolate Factory
Franchise Stores	0	179
Company-Owned Stores	0	2
Cold Stone Creamery	3	97
International License Stores	0	63
U-Swirl
Franchise Stores	0	86
Company-Owned Stores	0	4
International License Stores	0	2
Total	3	433

SELECTED BALANCE SHEET DATA

(in thousands)

	(Unaudited)
	November 30, 2019	February 28, 2019
Current Assets	$14,630	$14,266
Total Assets	$29,178	$26,222
Current Liabilities	$5,638	$4,736
Stockholder's Equity	$20,296	$20,390

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended November 30,		Three Months Ended November 30,
	2019	2018	2019	2018
Revenues
Factory sales	$5,787	$6,862	73.1%	76.7%
Royalty and marketing fees	1,340	1,305	16.9%	14.6%
Franchise fees	82	61	1.0%	0.7%
Retail sales	705	722	8.9%	8.1%
Total Revenues	7,914	8,950	100.0%	100.0%

Costs and expenses
Cost of sales	4,956	5,700	62.6%	63.7%
Franchise costs	428	463	5.4%	5.2%
Sales and marketing	435	520	5.5%	5.8%
General and administrative	1,530	861	19.3%	9.6%
Retail operating	446	446	5.6%	5.0%
Depreciation and amortization, exclusive of depreciation and amortization expense of $147 and $138 included in cost of sales, respectively	217	282	2.7%	3.2%
Costs associated with Company-owned store closures	-	-	0.0%	0.0%
Total Costs and Expenses	8,012	8,272	101.2%	92.4%

Income from operations	(98)	678	-1.2%	7.6%

Other income (expense)
Interest expense	(3)	(16)	0.0%	-0.2%
Interest income	7	5	0.1%	0.1%
Other, net	4	(11)	0.1%	-0.1%

Income before income taxes	(94)	667	-1.2%	7.5%

Provision for income taxes	(22)	142	-0.3%	1.6%

Consolidated net income	(72)	525	-0.9%	5.9%

Basic Earnings Per Common Share	$(0.01)	$0.09
Diluted Earnings Per Common Share	$(0.01)	$0.09

Weighted Average Common Shares Outstanding	5,994,955	5,948,660

Dilutive Effect of Employee Stock Awards	-	34,170

Weighted Average Common Shares Outstanding, Assuming Dilution	5,994,955	5,982,830

 CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Nine Months Ended November 30,		Nine Months Ended November 30,
	2019	2018	2019	2018
Revenues
Factory sales	$15,875	$17,203	66.9%	68.5%
Royalty and marketing fees	5,119	4,952	21.6%	19.7%
Franchise fees	270	262	1.1%	1.0%
Retail sales	2,461	2,699	10.4%	10.7%
Total Revenues	23,725	25,116	100.0%	100.0%

Costs and expenses
Cost of sales	13,309	14,249	56.1%	56.7%
Franchise costs	1,353	1,539	5.7%	6.1%
Sales and marketing	1,427	1,673	6.0%	6.7%
General and administrative	3,505	2,589	14.8%	10.3%
Retail operating	1,364	1,507	5.7%	6.0%
Depreciation and amortization, exclusive of depreciation and amortization expense of $293 and $275 included in cost of sales, respectively	674	880	2.8%	3.5%
Costs associated with Company-owned store closures	-	177	0.0%	0.7%
Total Costs and Expenses	21,632	22,614	91.2%	90.0%
		-
Income from operations	2,093	2,502	8.8%	10.0%

Other income (expense)
Interest expense	(18)	(58)	-0.1%	-0.2%
Interest income	23	14	0.1%	0.1%
Other, net	5	(44)	0.0%	-0.2%

Income before income taxes	2,098	2,458	8.8%	9.8%

Provision for income taxes (benefit)	540	605	2.3%	2.4%

Consolidated net income	1,558	1,853	6.6%	7.4%

Basic Earnings Per Common Share	$0.26	$0.31
Diluted Earnings Per Common Share	$0.25	$0.31

Weighted Average Common Shares Outstanding	5,978,270	5,925,725

Dilutive Effect of Employee Stock Awards	271,667	57,165

Weighted Average Common Shares Outstanding, Assuming Dilution	6,249,937	5,982,890

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended November 30,
	2019	2018	Change
GAAP: Income from Operations	$(98)	$678	-114.5%
Depreciation and Amortization	364	422
Stock-Based Compensation Expense	116	103
Costs associated with non-recurring expenses (1)	1,002	-
Non-GAAP, adjusted EBITDA	$1,384	$1,203	15.0%

 (1) Non-recurring expenses include costs associated with Company-owned store closures, contested proxy costs, event specific inventory reserves and the evaluation of strategic alternatives.

	Nine Months Ended November 30,
	2019	2018	Change
GAAP: Income from Operations	$2,093	$2,502	-16.3%
Depreciation and Amortization	1,114	1,295
Stock-Based Compensation Expense	503	384
Costs associated with non-recurring expenses (1)	1,349	177
Non-GAAP, adjusted EBITDA	$5,059	$4,358	16.1%

(1) Non-recurring expenses include costs associated with Company-owned store closures, contested proxy costs, event specific inventory reserves and the evaluation of strategic alternatives.